                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            TOWER REALTY TRUST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                        120 WEST 45TH STREET, 24TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 768-9010
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              LAWRENCE H. FELDMAN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND PRESIDENT
                        120 WEST 45TH STREET, 24TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 768-9010
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   Copies to:

                PETER M. FASS, ESQ.                           J. WARREN GORRELL, JR., ESQ.
            STEVEN L. LICHTENFELD, ESQ.                          STEVEN A. MUSELES, ESQ.
                 BATTLE FOWLER LLP                               HOGAN & HARTSON L.L.P.
                75 EAST 55TH STREET                            555 THIRTEENTH STREET, N.W.
             NEW YORK, NEW YORK 10022                          WASHINGTON, D.C. 20004-1109
                  (212) 856-7000                                     (202) 637-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-33011

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES           AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
         BEING REGISTERED           REGISTERED(1)       PER SHARE       OFFERING PRICE        FEE(2)
----------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share.................     575,000(2)         $26.00         $14,950,000          $4,531
==========================================================================================================
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(1) Amount represents an increase in the offering size from 13,242,250 shares to
    13,817,250 shares of which 13,242,250 were previously registered.

(2) Calculated pursuant to Rule 457.
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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement on Form S-11 is filed by Tower Realty Trust,
Inc., a Maryland corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-11, including the amendments thereto, previously filed by the Company with the Securities and Exchange Commission
(File No. 333-33011) pursuant to the Act is incorporated by reference into this Registration Statement.

EXHIBIT
-------
   5.1   Opinion of Battle Fowler LLP
   5.2   Opinion of Ballard Spahr Andrews & Ingersoll
   8.1   Opinion of Battle Fowler LLP as to tax matters
  23.1   Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
  23.2   Consent of Coopers & Lybrand L.L.P
  23.3   Consent of Landauer Associates, Inc.
  23.4   Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2)
  99.1   Consent of Robert M. Adams to be named as a director nominee
  99.2   Consent of Stephen B. Siegel to be named as a director nominee
  99.3   Consent of Richard M. Wisely to be named as a director nominee
  99.4   Consent Esko I. Korhonen to be named as a director nominee
  99.5   Consent of Robert L. Cox to be named as a director nominee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 9, 1997.

                                          TOWER REALTY TRUST, INC.
                                            a Maryland corporation (Issuer)

                                          By: /s/ LAWRENCE H. FELDMAN
                                            ------------------------------------
                                            Name: Lawrence H. Feldman
                                            Title: Chairman, Chief Executive
                                                   Officer and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------

         /s/ LAWRENCE H. FELDMAN            Chairman, Chief Executive Officer   October 9, 1997
------------------------------------------  and President (principal
           Lawrence H. Feldman              executive officer)

                    *                       Senior Vice President and Chief     October 9, 1997
------------------------------------------  Financial Officer (principal
             Joseph D. Kasman               financial officer)

                    *                       Vice President of Accounting and    October 9, 1997
------------------------------------------  Controller (principal accounting
             Thomas Woodward                officer)

                    *                       Director                            October 9, 1997
------------------------------------------
           Lester S. Garfinkel

       *By /s/ LAWRENCE H. FELDMAN
------------------------------------------
           Lawrence H. Feldman
             Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                         EXHIBIT
-------  ------------------------------------------------------------------------------------
   5.1   Opinion of Battle Fowler LLP
   5.2   Opinion of Ballard Spahr Andrews & Ingersoll
   8.1   Opinion of Battle Fowler LLP as to tax matters
  23.1   Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
  23.2   Consent of Coopers & Lybrand L.L.P
  23.3   Consent of Landauer Associates, Inc.
  23.4   Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2)
  99.1   Consent of Robert M. Adams to be named as a director nominee
  99.2   Consent of Stephen B. Siegel to be named as a director nominee
  99.3   Consent of Richard M. Wisely to be named as a director nominee
  99.4   Consent Esko I. Korhonen to be named as a director nominee
  99.5   Consent of Robert L. Cox to be named as a director nominee